EXHIBIT 99.3

____________ __, 2016

Dear HF Financial Corp. Stockholders:
Thank you for your continued support and patience as we continue to work toward completing the merger between Great Western Bancorp, Inc. (“GWB”) and HF Financial Corp. (“HF”). The merger is now expected to close on or about ___________ __, 2016, subject to the satisfaction of several customary closing conditions.
In connection with the merger, you may elect to receive, for your shares of HF common stock, cash, shares of GWB common stock or a combination of cash and shares of GWB common stock. Your merger consideration election is subject to the allocation and proration procedures set forth in the Agreement and Plan of Merger, dated as of November 30, 2015 by and between GWB and HF.
Registered Stockholders: Enclosed is an Election Form and Letter of Transmittal (‘‘Election Form’’) that you must complete, sign and return with your HF stock certificate(s) (if applicable) to Computershare Trust Company, N.A. (the ‘‘Exchange Agent’’) in order to make an election. Please use the enclosed envelope to return these materials to the Exchange Agent. Do not send completed documents or stock certificates to GWB or HF.
Shares Held through Banks, Brokers or Nominees: Enclosed are instructions for making your election. If you have questions please contact the information agent at the number below, or your bank or broker representative.
In order for your election to be effective, the Exchange Agent must receive your properly completed Election Form, together with your HF stock certificate(s) (if applicable), no later than 5:00 p.m. prevailing Eastern Time, on or before three (3) business days prior to the closing of the transaction (the “Election Deadline"). HF and GWB will issue a joint press release announcing the Election Deadline not more than fifteen (15) business days, and not less than five (5) business days, prior to the Election Deadline. Please act promptly and carefully follow the instructions provided in the enclosed documents.
If you have any questions regarding the Election Form or the election deadline, please feel free to call Innisfree M&A Incorporated, the information agent for this transaction, at (888) 750-5834.

As noted above, the merger is still subject to the satisfaction of several customary closing conditions. This letter is not intended to indicate whether and/or when such closing conditions may be satisfied or to confirm whether and/or when the merger will be completed.
Sincerely,

Ken Karels
President and Chief Executive Officer
Great Western Bancorp, Inc.

Mike Vekich
Chairman of the Board
HF Financial Corp.

If you have any questions, please contact the Information Agent for this transaction:

INNISFREE M&A INCORPORATED
TOLL-FREE: 1 (888) 750-5834

Computershare Trust Company, N.A.
P.O. Box 43011
Providence, Rhode Island 02940-3011
www.computershare.com/investor

TIME SENSITIVE INFORMATION. YOUR IMMEDIATE ATTENTION IS NECESSARY. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED ELECTION INFORMATION INSTRUCTIONS.

ELECTION FORM AND LETTER OF TRANSMITTAL
To accompany certificates, if any, of common stock, par value $0.01 per share, of HF Financial Corp.

This Election Form and Letter of Transmittal (the “Election Form”) is being delivered in connection with the Agreement and Plan of Merger, dated November 30, 2015 (the "Merger Agreement"), by and between HF Financial Corp. (“HF”) and Great Western Bancorp, Inc. ("GWB”), pursuant to which HF will merge with and into GWB (the "Merger"). This Election Form permits you to make an election as to the type of consideration (cash and/or GWB stock) that you wish to receive in connection with the Merger. This Election Form may be used to make an election only with respect to certain shares of HF common stock that you hold, as listed below. You may receive additional Election Forms with respect to shares of HF common stock held by you in another manner or in another name or with respect to equity awards you hold (if any). To be effective, this Election Form together with any certificate(s) representing all shares of HF common stock to which this Election Form relates must be received by Computershare, the Exchange Agent, no later than 5:00 p.m. prevailing Eastern Time, on or before three (3) business days prior to the closing of the transaction (the “Election Deadline"). HF and GWB will issue a joint press release announcing the Election Deadline not more than fifteen (15) business days, and not less than five (5) business days, prior to the Election Deadline. Any shares held beneficially, including through The Depository Trust Company ("DTC"), must be submitted by your broker, bank or other nominee.

Your HF Stock Certificates:
Please locate and surrender the listed certificates.

Certificate Numbers        Shares        Certificate Numbers        Shares

CURRENCY OF PAYMENT
ANY SHAREHOLDER ELECTING TO RECEIVE A CURRENCY OTHER THAN U.S. DOLLARS MUST ALSO COMPLETE THE ATTACHED INTERNATIONAL CURRENCY EXCHANGE REGISTRATION FORM. FAILURE TO MAKE AN ELECTION WILL RESULT IN ANY CASH PAYMENT UNDER THE ARRANGEMENT TO BE PAID IN U.S. FUNDS.

☐    GBP    ☐    EUR    ☐    CAD    ☐    NOK    ☐    OTHER (For Registered Holders Only)

If OTHER is selected please attach international Currency Exchange Registration Form to make your currency selection

Complete the box(es) below to make an election. It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, all elections are subject to the allocation and proration provisions in the Merger Agreement, which are designed to ensure that, on an aggregate basis, approximately 75% of the outstanding shares of HF common stock will be converted into GWB common stock and approximately 25% of the outstanding shares of HF common stock will be converted into cash. Therefore, there is no assurance that you will receive your election choices. The allocation of the Merger consideration will be made in accordance with the allocation and proration procedures set forth in the Merger Agreement.

ELECTION OPTIONS

I hereby elect to receive the following as consideration for my shares of HF common stock, subject to proration, as calculated in accordance with the Merger Agreement:

ALL STOCK ELECTION (0.65 of a share of GWB common stock (plus cash in lieu of any fractional shares) for EACH share of HF common stock (the “Stock Consideration”))
☐    Mark this box to elect to make a stock election with respect to ALL of your HF common stock.

ALL CASH ELECTION (cash having a value per share equal to $19.50 for each share of HF common stock (the "Cash Consideration"))
☐    Mark this box to elect to make a cash election with respect to ALL of your HF common stock.

MIXED ELECTION (Stock Consideration for some of your shares of HF common stock and Cash Consideration for the remainder of your shares of HF common stock)
☐    Mark this box to elect to make a stock election with respect to a portion of your HF common stock (0.65 of a share of GWB common stock (plus cash in lieu of any fractional shares for each such share of HF common stock)) and a cash election of $19.50 per share with respect to the remainder of your HF common stock. Please fill in the blank to the right to designate the number of whole shares of HF common stock that you want converted into the right to receive Stock Consideration:

NO ELECTION (No preference with respect to the receipt of GWB common stock, cash or a combination of stock and cash)
☐    Mark this box to make no election with respect to your HF common stock.

You will be deemed to have made a “NO ELECTION” if:

A.	You fail to follow the instructions on the Election Form or otherwise fail to properly make an election;

B.
A properly completed Election Form together with your stock certificate(s), if any, or a properly completed Notice of Guaranteed Delivery, is not actually received by the Exchange Agent on or before 5:00 p.m. prevailing Eastern Time on the Election Deadline;

C.	You properly and timely revoke a prior election without making a new election; or

D.	You check the “No Election” box above.

The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described shares of HF common stock and that when accepted for exchange by GWB, GWB will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange shares of HF common stock, including any certificates representing such shares together with accompanying evidence of transfer and authenticity, for shares of GWB common stock or cash, as set forth under “Election Options” and as set forth in the Merger Agreement. Delivery of any enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s) or the electronic book-entry account. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation, or other person acting in a fiduciary or representative capacity, please set forth full title. See Election Information Instructions B.2, B.4 and B.6.

Signature of Owner                 Signature of Co-owner, if any         Area Code/Phone Number

MEDALLION SIGNATURE(S) GUARANTEED (IF REQUIRED) - See Instruction B.6. Required only if Special Payment and Delivery Form is Completed

Authorized Signature              Name of Firm             Address of Firm - Please Print

SPECIAL PAYMENT AND DELIVERY FORM

The merger consideration will be issued in the name and address provided on the Election Form unless instructions are given in the boxes below.

Special Payment and Issuance Instructions (See Election Information Instructions B.1, B.2 and B.6)

To be completed ONLY if the merger Consideration is to be issued in the name of someone other than the current registered holder(s) as stated on the front page of the Election Form.

(Please Print)

Name(s):
Address:

Area Code/Phone Number:

Special Payment and Issuance Instructions (See Election Information Instructions B.4 and B.6)

To be completed ONLY if the merger Consideration is to be delivered to someone other than the current registered holder(s) as stated on the front page of the Election Form or delivered to an address that is different than the address listed on the front page of the Election Form.

(Please Print)

Name(s):
Address:

Area Code/Phone Number:

ELECTION INFORMATION BOOKLET
This Election Information Booklet provides answers to frequently asked questions regarding how to make your election in connection with the merger of HF Financial Corp. (“HF”) with and into Great Western Bancorp, Inc. (“GWB”). This booklet does not contain all of the information that may be important to you and we urge you to read carefully all of the instructions on the Election Form and the Letter of Transmittal (the “Election Form”) as well as the separate Election Information Instructions (“Instructions”). After reviewing these materials, please complete the Election Form and send it in the enclosed envelope, along with your HF stock certificate(s) (if applicable) or a Notice of Guaranteed Delivery, to Computershare (the “Exchange Agent”). If you have additional questions after reading this material, you should contact Innisfree M&A Incorporated, the information agent for this transaction, at (888) 750-5834 (the “Information Agent”).

Electronic copies of the Merger Agreement (as defined below) and the Proxy Statement/ Prospectus (as defined below) are available on both GWB's website and HF's website. Copies of the Merger Agreement and the Proxy Statement/ Prospectus are also available, free of charge, upon written or oral request to either of the following:

Great Western Bancorp, Inc.
100 N. Phillips Ave.
Sioux Falls, SD 57104
Attention: Donald Straka, Corporate Secretary
(605) 373-3151
www.greatwesternbank.com

HF Financial Corp.
225 South Main Ave.
Sioux Falls, SD 57104
Attention: Pamela Russo, Corporate Secretary
(605) 333-7556
www.homefederal.com

The deadline for receipt of your Election Form and stock certificates (or Notice of Guaranteed Delivery) is 5:00 p.m. prevailing Eastern Time, on or before three (3) business days prior to the closing of the transaction (the “Election Deadline"). HF and GWB will issue a joint press release announcing the Election Deadline not more than fifteen (15) business days, and not less than five (5) business days, prior to the Election Deadline. We anticipate that the effective date of the merger will occur on or about _______________ __, 2016 subject to the satisfaction of several customary closing conditions.

FREQUENTLY ASKED QUESTIONS

1.	Why have I been sent an Election Form?

On November 30, 2015, HF and GWB entered into an Agreement and Plan of Merger (the “Merger Agreement”), whereby HF will merge with and into GWB, with GWB continuing as the surviving corporation. Pursuant to the Merger Agreement, you, as a HF stockholder, have the opportunity to elect how you will receive the merger consideration for your shares of HF common stock. You may elect to receive, for each share of HF common stock that you own (i) 0.65 shares of GWB common stock (“Stock Election”) or (ii) $19.50 in cash (“Cash Election”). Alternatively, you may elect to receive a combination of GWB common stock and cash (“Mixed Election”) or elect no preference as to whether you receive cash, shares of GWB common stock or a combination thereof (“No Election”). The aggregate consideration, however, is subject to the allocation and proration procedures set forth in the Merger Agreement, and accordingly, you may not receive the same consideration that you elect to receive (see Question 5).

2.	What is the Election Form?

The enclosed Election Form does two things. First, it lets us know your preferred form of payment for your shares of HF common stock (i.e., cash, shares of GWB common stock or a combination of both). Second, if you hold your shares of HF common stock in certificated form, it allows you to surrender your HF stock certificate(s) in order to receive payment for the shares of HF common stock you own upon completion of the merger.

3.    How do I use the Election Form?

Enclosed in this package is a complete set of Instructions. A summary of the instructions follows:

When completed, sign and date the Election Form, indicating how you want to receive payment for your shares of HF common stock, and mail it to the Exchange Agent in the enclosed envelope. If you hold your HF shares in certificated form, you must include with your completed Election Form your HF stock certificates (or a Notice of Guaranteed Delivery included in this package). Note that you will not be able to sell or otherwise transfer your shares of HF common stock after making your election. Do not sign the back of your stock certificates. By signing the Election Form, you agree to surrender for exchange your stock and you confirm that you have complied with all the requirements as stated in the Instructions. If you hold your shares of HF common stock in electronic, book-entry form, you do not need to include any stock certificates with your completed Election Form. Please note that if your shares of HF common stock are held in a joint account, signatures of both owners are required on the Election Form.

Your election materials may be sent to the Exchange Agent at one of the addresses provided below. Please ensure sufficient time so that the election materials are actually received by the Exchange Agent at or prior to the Election Deadline.

If delivering by U.S. mail:        If delivering by courier:

Computershare Trust Company, N.A.    Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions        c/o Voluntary Corporation Actions
P.O. Box 43011                Suite V
Providence, RI 02940-3011        250 Royall Street
Canton, MA 02021

If you are mailing stock certificates, we recommend that you make copies of your stock certificates and completed Election Form. We also recommend sending them by registered mail, return receipt requested, and insured for at least 3% of the market value of the stock on the date of such mailing. This is the amount that it commonly costs to replace a lost certificate. Please do not return any documents directly to HF or GWB.

4.     What happens if I do not send in the Election Form or if I miss the Election Deadline?

If you do not respond, or if the Exchange Agent does not receive your Election Form prior to the Election Deadline, or if your Election Form is not completed properly, you will be deemed to not have made an election as to the form of consideration to be received in exchange for your shares of HF common stock. As a result, as provided in the Merger Agreement, you will receive either cash, shares of GWB common stock or a combination of cash and shares of GWB common stock as determined by GWB and the Exchange Agent in accordance with the allocation and proration procedures set forth in the Merger Agreement. When the merger is completed, a letter of transmittal will be sent to you requesting you to surrender your HF stock certificates in order to receive the merger consideration.

5.     Am I guaranteed to receive what I ask for on the Election Form?

No.

The Merger Agreement contains allocation and proration provisions that are designed to ensure that approximately 75% of the outstanding shares of HF common stock will be exchanged for shares of GWB common stock and approximately 25% of the outstanding shares of HF common stock will be exchanged for cash. After the Election Deadline, GWB and the Exchange Agent will calculate the amount of cash and/or shares of GWB common stock to be distributed to each HF stockholder based on all valid elections received and in accordance with the allocation and proration procedures set forth in the Merger Agreement and described in the sections entitled “The Merger Agreement - Merger Consideration and Elections; Proration of Merger Consideration; and Fractional Shares” of the Proxy Statement/Prospectus, dated as of _____________ __, 2016 (the “Proxy Statement/Prospectus”), which is available on the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov and also on GWB’s and HF’s websites, which are both listed above.

Neither HF nor GWB is making any recommendation as to whether HF stockholders should elect to receive cash, GWB common stock or a combination thereof in the merger. Each HF stockholder must make his or her own decision with respect to such election.

6.     When can I expect to receive my new shares and/or cash?

Assuming that you have made a proper election by the Election Deadline, we expect that your check and/or statement of holdings which will reflect your new account and share balance with GWB, will be mailed to you within approximately __ days after the effective date of the merger.

In the event that the Merger Agreement is terminated, the Exchange Agent will promptly credit the stockholder’s account with electronic, book-entry shares, and a statement of holdings will be sent to the stockholder reflecting the number of shares held in book-entry form. If a stockholder wishes to receive a new stock certificate, such stockholder may contact the Exchange Agent at (866) 305-9581 or at (781) 575-2641 and a new stock certificate will be issued and mailed to the stockholder.

7.     What if I cannot locate my HF stock certificate(s)?

For any election to be effective, the Election Form must be accompanied by the original certificate(s) evidencing your shares of HF common stock and any required accompanying evidences of authority. If your certificate(s) has (have) been lost, stolen or destroyed, contact the Exchange Agent at (866) 305-9581 or at (781) 575-2641 prior to submitting the Election Form.

8.     What if I hold any of my shares of HF common stock with a broker, bank or other nominee?

You should promptly contact your broker, bank or other nominee and follow their instructions as to the procedures for making elections and exchanging your shares of HF common stock.

9.	What if my HF stock certificates are not immediately available or time will not permit my HF stock certificates to be delivered to the Exchange Agent prior to the Election Deadline?

You may make an election without your HF stock certificates if you submit with your properly completed election Form the Notice of Guaranteed Delivery included in this package and follow the instructions in that document.

10.     If I receive cash following completion of the merger, how much cash will I receive?

For each share of HF common stock that you own and for which you receive cash, GWB will pay you $19.50 in cash.

11.	If I receive shares of GWB common stock following completion of the merger, how many shares will I receive?

For each share of HF common stock that you own and for which you receive GWB common stock, you will receive 0.65 of a share of GWB common stock, plus cash in lieu of fractional shares you would otherwise receive, as described in the Merger Agreement. If you receive GWB common stock as merger consideration, the value of the merger consideration that you will receive for each share of HF common stock will depend on the price per share of GWB common stock at the time you receive the shares of GWB common stock. Therefore, the value of the merger consideration may be different than its estimated value based on the price of GWB common stock at the time you make your election.

12.	If I receive a combination of cash and shares of GWB common stock following completion of the merger, what will I receive?

For each share of HF common stock that you own and for which you receive GWB common stock, you will receive 0.65 of a share of GWB common stock, and for each share of HF common stock that you own for which you receive cash, you will receive $19.50 in cash. If you receive GWB common stock as merger consideration, the value of the merger consideration that you will receive for each share of HF common stock will depend on the price per share of GWB common stock at the time you receive the shares of GWB common stock. Therefore, the value of the merger consideration may be different than its estimated value based on the price of GWB common stock at the time you make your election.

13.    If I elect No Election, what will I receive?

You will receive cash, shares of GWB common stock or a combination of both as determined by GWB and the Exchange Agent in accordance with the allocation and proration procedures set forth in the Merger Agreement.

14.     Will I have to pay taxes on the proceeds if my shares are exchanged?

The specific tax consequences of the merger to you will depend upon the form of consideration that you ultimately receive in the merger. Generally, an exchange involving cash will be treated as a transaction in which gain (or possibly loss) will be recognized. You may refer to the discussion of “Material United States Federal Income Tax Consequences” on page ____ of the Proxy Statement/Prospectus, which is available on the SEC’s website and on GWB’s and HF’s websites which are all listed above. Because individual circumstances may differ, you should consult your tax advisor for a complete understanding of the tax effects of the merger to you, including the application and effect of foreign, state, local or other tax laws.

15.     Are there any fees associated with the exchange of my shares of HF common stock?

There are no fees associated with the exchange, unless you need to replace a missing HF stock certificate.

16.     May I continue to trade my shares after I complete my Election Form?

No. Once you submit your Election Form, you may no longer trade your shares of HF common stock unless you revoke your election before the Election Deadline.

17.    Can I change or revoke my election?

Yes. Your election may be changed or revoked until 5:00 p.m. prevailing Eastern Time on the Election Deadline.

After an Election Form is submitted to the Exchange Agent, the Election Form may be changed by written notice to the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. In addition, an Election Form may be revoked by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of any certificates representing HF common stock, or withdrawal of a guarantee of delivery, previously deposited with the Exchange Agent. A written notice of change or revocation must (a) specify the name of the stockholder having made the election to be changed or revoked, (b) be signed by the stockholder in the same manner as the original signature on the Election Form by which such election was made and (c) be received by the Exchange Agent before the Election Deadline.

If a stockholder changes or revokes his, her or its election, the Exchange Agent will promptly credit the stockholder’s account with electronic, book-entry shares, and a statement of holdings will be sent to the stockholder reflecting the number of shares held in book-entry form. If a stockholder wishes to make a new election, such stockholder must return a properly completed Election Form or a Notice of Guaranteed Delivery, if necessary, on or before the Election Deadline.

18.     Can I elect to have a portion of my shares exchanged under different election options?

Yes. You may make a Mixed Election (see Question 1).

19.     How will I know when the merger is completed?

GWB will issue a press release announcing completion of the merger when it is completed. You can obtain this information at the SEC’s website at www.sec.gov, at GWB’s website at www.greatwesternbank.com, or by calling Computershare at (800) 368-5948.

20.     Where can I find more information about the merger, GWB and HF?

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about GWB and HF, may be obtained at the SEC’s website, www.sec.gov. You can also obtain these documents, free of charge, from GWB at www.greatwesternbank.com under the tab “Investor Relations” and then under the heading “SEC Filings” or from HF at www.homefederal.com under the tab “Investor Relations” and then under the tab “SEC Filings.” Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by written or oral request to GWB or HF at the addresses and telephone numbers set forth on the cover page of this Election Information Booklet.

WE URGE YOU TO READ THE MERGER AGREEMENT, THE PROXY STATEMENT/PROSPECTUS, AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

21.     Who do I call if I have additional questions?

You may contact the Information Agent, at (888) 750-5834 during the hours of 9:00 a.m. to 11:00 p.m. prevailing Eastern Time, Monday - Friday, and during the hours of 12:00 p.m. to 6:00 p.m. prevailing Eastern Time, Saturday for further assistance.

ELECTION INFORMATION INSTRUCTIONS

A.    SPECIAL CONDITIONS

1.    Time in which to Make an Election.

To be effective, a properly completed Election Form and Letter of Transmittal (an “Election Form”) must be received by Computershare, the Exchange Agent, no later than 5:00 p.m. prevailing Eastern Time on or before three (3) business days prior to the closing of the transaction (the “Election Deadline”). HF Financial Corp. (“HF”) and Great Western Bancorp, Inc. (“GWB”) will issue a joint press release announcing the Election Deadline not more than fifteen (15) business days, and not less than five (5) business days, prior to the Election Deadline. Holders of shares of HF common stock who hold such shares in certificated form must also include with their completed Election Form the certificate(s) (if applicable) representing all their shares of HF common stock to which the Election Form relates. Holders of shares of HF common stock who hold such shares in electronic, book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form. Holders of HF common stock who do not properly and timely make an election as provided in the preceding sentences or who properly and timely revoke a prior election without making a further election will be considered a Non-Electing Stockholder. See Instruction A.7 below.

2.    Certificates and Shares held by the Exchange Agent.

The Election Form indicates the number of shares you hold either in certificated form or in electronic, book-entry form.

3.     Election Options.

On page 2 of the Election Form, under “Election Options,” indicate whether you would like to receive in exchange for your shares of HF common stock, (i) only shares of GWB common stock, (ii) only cash, (iii) a combination of GWB common stock and cash, or (iv) “No Election.” Mark only one box. The Agreement and Plan Merger entered into by and between GWB and HF on November 30, 2015 (the “Merger Agreement”) limits the amount of cash and the amount of GWB common stock that can be issued in the merger, and it thus may not be possible for all elections to be honored in full.

4.     Change or Revocation of Election.

After an Election Form is submitted to the Exchange Agent, the Election Form may be changed by written notice to the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. In addition, an Election Form may be revoked by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of any certificates representing HF common shares, or withdrawal of a guarantee of delivery, previously deposited with the Exchange Agent. A written notice of change or revocation must (a) specify the name of the stockholder having made the election to be changed or revoked, (b) be signed by the stockholder in the same manner as the original signature on the Election Form by which such election was made and (c) be received by the Exchange Agent before the Election Deadline.

5.    Joint Forms of Election.

Holders of shares of HF common stock who make a joint election will be considered to be a single holder of such shares. Joint Election Forms may be submitted only by persons submitting certificates registered in different forms of the same name (e.g., “John Smith” on one certificate and “J. Smith” on another) and by persons who may be considered to own each other’s shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If the Election Form is submitted as a Joint Election Form, each record holder of shares of HF common stock covered thereby must properly sign the Election Form in accordance with Instruction B.1, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a Joint Election Form are eligible to do so.

6.     Forms of Election Nominees.

Any record holder of shares of HF common stock who is a nominee may submit one or more Election Forms, indicating on the form or forms a combination of elections covering up to the aggregate number of shares of HF common stock owned by such record holder. However, upon the request of GWB, any such record holder will be required to certify to the satisfaction of GWB that such record holder holds such shares of HF common stock as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form is so submitted will be treated as a separate stockholder of HF for purposes of allocation of GWB common stock and cash payments to be issued upon consummation of the merger.

7.     Shares as to Which No Election is Made.

Holders of shares of HF common stock who mark the “No Election” box on the Election Form, or who fail to submit a properly completed Election Form together with any certificate(s) representing their shares of HF common stock by the Election Deadline, or who revoke their previously submitted Election Form and fail thereafter to submit a properly completed Election Form together with any certificate(s) representing their shares of HF common stock (each of the foregoing, a “Non-Electing Stockholder”), shall have their shares of HF common stock converted into the right to receive (i) 0.65 of a share of GWB common stock for each share of HF common stock, plus cash in lieu of any fractional shares, (ii) a per share cash payment of $19.50, or (iii) a combination of cash and GWB common stock, as determined in accordance with the allocation and proration provisions set forth in the Merger Agreement. In addition, a holder who does not make an election for all of his or her shares will be deemed to be a Non-Electing Stockholder with respect to those shares for which an election is not made.

8.     Method of Delivery.

Your election materials may be sent to the Exchange Agent at one of the addresses provided below. Please ensure sufficient time so that the election materials are actually received by the Exchange Agent on or prior to the Election Deadline.

If delivering by U.S. mail:        If delivering by courier:

Computershare Trust Company, N.A.    Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions        c/o Voluntary Corporation Actions
P.O. Box 43011                Suite V
Providence, RI 02940-3011        250 Royall Street
Canton, MA 02021

Do not send your election materials to GWB, HF or Innisfree M&A Incorporated, the information agent for this transaction, because they will not be forwarded to the Exchange Agent, and your election will be invalid. The method of delivery is at the option and risk of the electing stockholder. Registered mail, appropriately insured, with return receipt requested, is suggested. Delivery shall be effected, and risk of loss and title will pass, only upon proper delivery of the certificate(s) to the Exchange Agent.

B.     GENERAL

1.     Signatures.

The signature (or signatures, in the case of certificates owned by two or more joint holders of certificates for which a Joint Election Form is submitted) on the Election Form must correspond exactly with the name(s) as written on the face of the certificate(s) or book-entry account unless the shares of HF common stock described on this Election Form have been assigned by the registered holder(s), in which event the Election Form must be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s) or book-entry account. If the Election Form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the Election Form must be guaranteed by an Eligible Institution (as defined in B.6 below). If the Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with the Election Form. The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered National Securities Exchange or of the FINRA or is a commercial bank or trust company in the United States.

2.     Special Payment and Issuance Instructions.

If checks are to be payable or shares of GWB common stock are to be issued to the order of or registered in other than exactly the name(s) that appears(s) on the Election Form, the signature(s) on the Election Form must be guaranteed by an Eligible Institution (defined in B.6 below), and any certificate(s) representing such shares must be accompanied by appropriate signed stock power(s), and the Signature(s) appearing on such stock power(s) must also be guaranteed by an Eligible Institution (defined in B.6 below). Please also complete the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.

3.     Stock Transfer Taxes.

It will be a condition to the issuance of any check or shares of GWB common stock in any name(s) other than the name(s) in which the shares of HF common stock is (are) registered that the person(s) requesting the issuance of such check or shares of GWB common stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

4.     Special Delivery Instructions.

If checks or certificates representing shares of GWB common stock are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing on the Election Form, please complete the Special Delivery Instructions box located on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.

5.     Lost Certificate.

If your certificate(s) representing shares of HF common stock has (have) been lost, stolen or destroyed, contact the Exchange Agent at (866) 305-9581 or at (781) 575-2641 prior to submitting the Election Form.

6.     Guarantee of Signatures.

No signature guarantee is required on this Election Form if (a)(i) the Election Form is signed by the registered holder(s) (including any participant in the book-entry transfer facility’s systems whose name appears on a security position listing as the owner of such shares) of shares surrendered with this Election Form and (ii) such registered holder has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment and Issuance Instructions” on the SPECIAL PAYMENT AND DELIVERY FORM; or (b) such shares are surrendered for the account of a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”). In all other cases, all signatures must be guaranteed by an Eligible Institution.

7.     Book-entry Shares.

Your shares of HF common stock that have been issued through HF’s direct registration service program, an electronic, book-entry system that records stock ownership in place of traditional stock certificates, still require you to complete the Election Form should you wish to participate in the election.

NOTICE OF GUARANTEED DELIVERY
OF
SHARES OF COMMON STOCK OF HF FINANCIAL CORP.

You have received an Election Form and Letter of Transmittal (the “Election Form”) pursuant to which you may make an election with respect to the type of merger consideration you would like to receive in connection with the merger of HF Financial Corp. (“HF”) with and into Great Western Bancorp, Inc. (“GWB”), pursuant to the Agreement and Plan of Merger between GWB and HF dated November 30, 2015.

This form, or one substantially similar hereto, must be submitted with a properly completed and duly executed Election Form in order to make a valid election if:

1.	The certificate(s) for the shares of common stock of HF are not immediately available;

2.	Time will not permit the Election Form and other required documents, if any, to be delivered to the Exchange Agent on or before the Election Deadline; or

3.	The procedures for book-entry transfer cannot be completed on or before the Election Deadline.

This form and the Election Form must be received by the Exchange Agent before 5:00 p.m. prevailing Eastern Time on the Election Deadline, which will be three (3) business days prior to the closing of the transaction. HF and GWB will issue a joint press release announcing the Election Deadline not more than fifteen (15) business days, and not less than five (5) business days, prior to the Election Deadline.

The Exchange Agent is:

Computershare Trust Company, N.A.

If delivering by U.S. mail:            If delivering by courier:

Computershare Trust Company, N.A.        Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions            c/o Voluntary Corporation Actions
P.O. Box 43011                      Suite V
Providence, RI 02940-3011            250 Royall Street
Canton, MA 02021

    FACSIMILE: (617) 360-6810
    CONFIRM: (781) 575-2332

Delivery of this form to an address other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Election Form is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Election Form.

If you have any questions regarding these materials, you should contact Innisfree M&A Incorporated, the information agent for this transaction, at (888) 750-5834.

The undersigned hereby surrenders to the Exchange Agent, upon the terms and subject to the conditions set forth in the Merger Agreement, the Proxy Statement/Prospectus, dated as of ______________, ___ 2016, related thereto, and the related Election Form (including the instructions thereto), receipt of which are hereby acknowledged, the number of shares of HF common stock set forth below (the “Shares”).

The undersigned hereby acknowledges that if the Shares are not delivered to the Exchange Agent by 5:00 p.m. prevailing Eastern Time on the Election Deadline, the election with respect to those Shares, as set forth on the undersigned’s Election Form, will not be valid and the Shares will be deemed to be no election shares.

Number of Shares Surrendered: ________________________________________________

Certificate Number(s) (if applicable): ____________________________________________

☐    Check Box if Shares Will Be Delivered by Book-Entry Transfer

DTC Account Number: ________________________________________________________

Name(s) of Record Holder(s): __________________________________________________

Address: ___________________________________________________________________

Telephone Number: (     ) _____ - _______

Social Security Number or Employer Identification Number: ________________________

Dated: ___________ ___, 2016

____________________________________
Signature(s)
Print Name:

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, hereby guarantees to deliver to the Exchange Agent certificates or book-entry shares representing the shares of HF common stock surrendered hereby, in proper form for transfer (or surrender shares pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company), together with (i) a properly completed and duly executed Election Form (or facsimile thereof) with any required signature guarantees, and (ii) any other required document, by 5:00 p.m. prevailing Eastern Time on the Election Deadline.

Name of Firm:     _____________________________________    ________________________________________                                        (Authorized Signature)

Address:    ______________________________________    Name:     __________________________
______________________________________    Title:     __________________________

______________________________________    Dated: _____________ __, 2016

Area code/Phone Number:    (____) ___ - _______